ERNST & YOUNG LLP   [LOGO]    [] 2000 Wachovia Building    [] Phone 910 725 0611
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                                 Winston-Salem
                                 North Carolina 27111


                        Consent of Independent Auditors

We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement Number 2-75876 on Form S-8 dated January 20, 1983, of our report dated November 26, 1997 with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K of Pulaski Furniture Corporation for the year ended November 2, 1997.

                                                           /s/ Ernst & Young LLP


Winston-Salem, North Carolina
January 23, 1998